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Exhibit 11 Statement RE: Computation of Earnings Per Share

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                                                             Six Months   Three Months
                                                                Ended         Ended
                                                             October 31,   October 31,
                                                                 1997          1997
                                                             ------------  ------------
Primary:
Average shares outstanding                                     2,881,031     2,881,227

Net effect of dilutive stock options
- based on the treasury stock method using
average market price                                             139,721       155,120
                                                             ------------  ------------
Total                                                          3,020,752     3,036,347
                                                             ============  ============
Net income                                                      $461,692      $270,350
                                                             ============  ============
Per share amount                                                   $0.15         $0.09
                                                             ============  ============

Fully dilutive:
Average shares outstanding                                     2,881,031     2,881,227

Net effect of dilutive stock options
- based on the treasury stock method
method using quarter end market price                            139,721       155,120
                                                             ------------  ------------
Total                                                          3,020,752     3,036,347
                                                             ============  ============
Net income                                                      $461,692      $270,350
                                                             ============  ============
Per share amount                                                   $0.15         $0.09
                                                             ============  ============
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